Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

February 24, 2004

Investor Relations Contacts:
EPOCH Financial	(888) 917-5105
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Reports Fourth Quarter and 2003 Financial Results

Quarter shows impact of strategic restructuring and acquisition transaction costs

Company receives highest ranking in Market Metrix Hospitality Index

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a leading hotel company, and owner of Jameson Inn and Signature Inn hotels, today announced financial results for the quarter and year ended December 31, 2003.

Strategic Restructuring and Acquisition Update

On January 2, 2004, the Company completed the transaction resulting in Jameson Inns, Inc. terminating its status as a real estate investment trust and acquiring Kitchin Hospitality, LLC, the operating company that leased and operated all of the hotel properties owned by Jameson Inns, Inc. The Company will no longer be treated as a REIT for income tax purposes in 2004.

Jameson Inns’ Chairman and Chief Executive Officer, Thomas W. Kitchin said, “We are very pleased to have the transaction behind us. We no longer have any conflicts of interest in our structure or management. The timing of the deal is advantageous, as we will own and operate all of our properties for the full year of 2004. As the hotel industry rebounds from a difficult environment in the last few years, Jameson Inns, Inc. shareholders won’t have to share the upside with a lessee. The Company is well positioned to benefit from an improving industry and economy.”

Costs of the acquisition totaling $880,000 and $1,605,000 were expensed for the fourth quarter and full year of 2003, respectively. The consideration for the purchase of Kitchin Hospitality that relates to the lease buy-out will be expensed in first quarter 2004.

Jameson Inns Named Top Brand in Guest Satisfaction

In an article entitled “Customer Satisfaction: Applying Concepts to Industry Wide Measures,” written by Jonathon Barsky, PhD, and Leonard Nash and appearing in the Cornell Hotel and Restaurant Administration Quarterly, Vol. 44, Nos. 5 & 6 (October-December, 2003), pages 173-183, the authors noted that Jameson Inns was ranked number one in customer satisfaction for the economy segment of the hotel market from the third quarter of 2002 to the third quarter of 2003, based on the quarterly ratings published by Market Metrix, LLC, a leading provider of comprehensive market research services for the hospitality industry. Market Metrix queries more than 35,000 hotel guests quarterly in areas including room cleanliness, friendly staff and value for price.

Thomas W. Kitchin, President and CEO said, “We are pleased with this finding. Our consistent focus continues to be on providing quality accommodations and superior service to our loyal clientele as we realize that it is the complete satisfaction of our guests that ensures our continued success.”

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Fourth Quarter 2003 Results

Lease revenues for the fourth quarter 2003 were $9,549,000 versus $9,577,000 for the 2002 fourth quarter. The Company reported a net loss attributable to the common stockholders of ($3,951,000) or ($0.35) per share for fourth quarter 2003 versus a net loss of ($2,234,000) or ($0.20) per share of common stock for fourth quarter 2002. Funds from operations (FFO), a non-GAAP measure, was $117,000 in fourth quarter 2003 versus $2,576,000 in fourth quarter 2002. The increase in the net loss and corresponding decrease in FFO were primarily attributable to costs related to the Company’s strategic restructuring and acquisition of Kitchin Hospitality, LLC, early extinguishment of debt and impairment losses on certain Inns, including:

•	Loss on impairment of real estate of $1,310,000
•	Costs of acquisition of $880,000

Combined revenue per available room (REVPAR) for all of the Company’s Inns was $26.46 for fourth quarter 2003, down $0.37 or 1.4%, from fourth quarter 2002 due to a decrease in average daily rate from $60.02 to $59.26, as occupancy remained flat at 44.7%. REVPAR for the Jameson Inn brand increased 0.7% to $29.27 for fourth quarter 2003, resulting from an increase in occupancy to 50.5% from 49.6%, offset partially by a $0.66 decrease in average daily rate from the fourth quarter of 2002. REVPAR for the Signature Inn brand decreased 7.1% to $21.17 for fourth quarter 2003 compared to $22.80 for fourth quarter 2002. This was due to a $0.61 decrease in the average daily rate and a decrease in occupancy from 36.0% to 33.7%.

Full Year 2003 Results

Lease revenues for 2003 increased slightly to $40,951,000 from $40,786,000 in 2002. The Company reported a net loss attributable to common stockholders of ($7,534,000) or ($0.67) per share for 2003 versus a net loss of ($5,932,000) or ($0.53) per share of common stock for 2002. FFO, a non-GAAP measure, for the year was $10,044,000 for 2003 versus $13,237,000 for 2002. The increase in the net loss and the decrease in FFO were primarily attributable to the costs related to the Company’s strategic restructuring and acquisition of Kitchin Hospitality, LLC, early extinguishment of debt and impairment losses on certain Inns, including:

•	Loss on impairment of real estate of $1,310,000
•	Costs of acquisition of $1,605,000

Combined REVPAR for all of the Company’s Inns was $29.53 for 2003, down $.06 or .02% from 2002 due to a decrease in average daily rate from $59.81 to $59.20. Occupancy increased from 49.5% for 2002 to 49.9% for 2003. REVPAR for the Jameson Inn brand increased 1.5% to $31.65 for 2003, resulting from an increase in occupancy to 54.3% from 53.7% and an increase in the average daily rate from $58.09 in 2002 to $58.30 in 2003. REVPAR for the Signature Inn brand decreased 4.4% to $25.55 for 2003 compared to $26.72 for 2002. This was due to a decrease in occupancy from 41.9% to 41.6% and a $2.38 decrease in the average daily rate.

“We are relatively pleased with the Company’s performance in 2003. It marked a turning point in the business cycle for us. We were able to increase occupancy rates overall during the year, which is the key to driving a recovery in REVPAR,” said Mr. Thomas Kitchin.

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Funds from Operations and EBITDA

The Company believes FFO and EBITDA to be meaningful non-GAAP measures of operating performance. However, they should not be considered an alternative to accounting principles generally accepted in the United States. The Company calculates FFO for all periods consistent with the National Association of Real Estate Investment Trusts, Inc. definition. FFO has been calculated as net income attributable to common stockholders before depreciation expense and gains or losses on disposal of depreciable real estate assets. However, FFO as presented in this table may not be comparable to similarly titled measures presented by other companies.

EBITDA is defined as income before interest expense, income tax expense, depreciation and amortization. Restructuring and other special items and gains and losses on asset dispositions and impairments are also excluded from EBITDA as these items do not impact operating results on a recurring basis. Management considers EBITDA to be one measure of the cash flows from operations of the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors and lenders in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

The following table illustrates the Company’s calculation of funds from operations and EBITDA for the three and twelve months ended December 31, 2003 and 2002.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net loss available to common stockholders	$(3,950,576)	$(2,234,110)	$(7,534,034)	$(5,932,473)
Depreciation expense (1)	4,068,036	4,809,631	17,601,470	19,727,794
(Gain) loss on disposal of operating property and equipment	—	—	(23,576)	(558,427)

FFO	117,460	2,575,521	10,043,860	13,236,894
Loss on impairment of real estate	1,310,000	—	1,310,000	—
Costs of acquisition	880,398	—	1,605,000	—
Early extinguishments of debt	95,374	4,508	211,009	62,153
Interest expense (1)	3,188,890	3,411,177	12,893,840	14,936,782
Preferred dividends	1,667,190	1,667,190	6,668,760	6,668,441

EBITDA	$7,259,312	$7,658,396	$32,732,469	$34,904,270

(1)	Including amounts of depreciation expense and interest expense related to discontinued operations.

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Properties

On December 31, 2003, the Company owned 95 Jameson Inns and 24 Signature Inns, compared to 96 Jameson Inns and 25 Signature Inns at December 31, 2002. The Company completed the expansion of one existing Jameson Inn and sold one Signature Inn and one Jameson Inn during 2003. Our 119 operating properties are located in the following fourteen states:

	Jameson Inns		Signature Inns		Combined Brands
State	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Rooms %
Alabama	18	955	—	—	18	955	11.7%
Florida	6	390	—	—	6	390	4.8%
Georgia	24	1,310	—	—	24	1,310	16.1%
Illinois	—	—	3	372	3	372	4.6%
Indiana	—	—	14	1,594	14	1,594	19.6%
Iowa	—	—	1	119	1	119	1.5%
Kentucky	1	67	2	238	3	305	3.7%
Louisiana	3	213	—	—	3	213	2.6%
Mississippi	6	351	—	—	6	351	4.3%
N. Carolina	14	675	—	—	14	675	8.3%
Ohio	—	—	3	380	3	380	4.7%
S. Carolina	10	569	—	—	10	569	7.0%
Tennessee	11	656	1	124	12	780	9.6%
Virginia	2	122	—	—	2	122	1.5%

Total	95	5,308	24	2,827	119	8,135	100.0%

The Company invested approximately $4.1 million into refurbishing projects and product upgrades on existing hotels during 2003. The Company anticipates investing $4.4 million in 2004 for refurbishment projects and product upgrades.

Long-term Debt

As of December 31, 2003, the Company had total indebtedness of $213.8 million compared to $222.8 million on December 31, 2002, a reduction in debt of $9.0 million. During 2003, the Company made scheduled long-term debt payments of $10.0 million and further reduced debt by $3.1 million by retiring debt secured by two Inns that were sold during 2003. The Company refinanced two hotel loans resulting in $4.1 million of net proceeds to the Company.

Craig Kitchin, President and CFO of Jameson Inns, Inc. stated, “We are pleased to continue on our path of repaying long term indebtedness. In 2003 we reduced debt by approximately $9.0 million. We will pay down almost $1.0 million of debt per month during 2004.”

On December 31, 2003, approximately $197.1 million of our outstanding debt is subject to adjustment during the next 12 months. The adjustment schedule is as follows:

Adjustment Date	Amount (in millions)	Weighted Average Interest Rate at Adjustment Date
January 2004	$40.3	4.8%
February 2004	$16.4	5.1%
March 2004	$ 4.7	4.5%
April 2004	$39.9	4.5%
May 2004	$ 3.2	4.2%
July 2004	$47.9	5.2%
September 2004	$ 4.4	7.5%
October 2004	$22.2	5.2%
Adjusts Daily	$18.1	3.4%

During 2003, the weighted average interest rate on all debt was 5.5% compared to 6.1% during the same period in 2002, a reduction of 60 basis points.

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2004 Full Year Guidance

The Company expects REVPAR growth between 1% and 5% for 2004. The Company further expects EBITDA to be between $31 and $34 million. Historically, the Company has given FFO per share guidance. However, since FFO is typically a measure of performance used by the REIT industry, the Company believes that it is more appropriate to set expectations around EBITDA.

Earnings Conference Call

The Company will hold a fourth quarter earnings conference call at 11:00 am eastern time today, February 24 2004. You may listen to a simultaneous webcast of the conference call by accessing the Investor section of the Company’s website. To listen to the call, dial 877-462-0700 and ask for the Jameson Inns, Inc. fourth quarter earnings conference call hosted by Mr. Tom Kitchin. International callers can call 706-679-3971. A replay of the conference call will be available for thirty days at www.jamesoninns.com and by telephone until March 2, 2004 by calling 800-642-1687 and requesting call number 5462354.

For more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the Company’s expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Table attached

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Condensed Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Lease Revenue	$9,548,628	$9,576,613	$40,950,725	$40,785,946
Property and Other Taxes	1,294,328	1,270,030	4,549,763	3,885,986
Insurance	473,805	408,933	1,908,293	1,430,682
Depreciation	4,040,533	4,690,920	17,378,652	19,127,443
General and Administrative Expenses	773,245	644,920	2,845,892	2,366,454
Cost of Acquisition	880,398	—	1,605,000	—
Loss on Impairment of Real Estate	600,000	—	600,000	—
Early Extinguishments of Debt	95,374	4,508	211,009	62,153
Interest Expense, Net	3,120,140	3,300,511	12,576,810	14,437,319
Other (Income) Expense	(42,857)	(513)	2,301	(2,333)

Loss Before Discontinued	(1,686,338)	(742,696)	(726,995)	(521,758)
Operations and Gain on Sale of Assets
Gain on Disposal of Real Estate	—	—	—	426,141
Gain on Sale of Land	—	—	35,921	9,205

Loss from Continuing Operations	(1,686,338)	(742,696)	(691,074)	(86,412)
Income from Discontinued Operations	112,952	175,776	512,224	690,094
Loss on Impairment of Discontinued Operations	(710,000)	—	(710,000)	—
Gain on Sale of Discontinued Operations	—	—	23,576	132,286

Net (Loss) Income	(2,283,386)	(566,920)	(865,274)	735,968

Less Preferred Stock Dividends	1,667,190	1,667,190	6,668,760	6,668,441

Net Loss Attributable to
Common Shareholders	$(3,950,576)	$(2,234,110)	$(7,534,034)	$(5,932,473)

Per Common Share (basic and diluted):
Loss Before Discontinued Operations (net of preferred dividends)	$(0.30)	$(0.21)	$(0.65)	$(0.60)
(Loss) Income from Discontinued Operations	(0.05)	0.01	(0.02)	0.07

Net Loss Attributable to Common Stockholders	$(0.35)	$(0.20)	$(0.67)	$(0.53)

Funds From Operations (FFO)	$117,460	$2,575,521	$10,043,860	$13,236,894

EBITDA	$7,259,312	$7,658,396	$32,732,469	$34,904,270

Condensed Balance Sheets	December 31,	December 31,
	2003	2002
Property and Equipment, Net	$297,116,190	$315,182,881
Cash	3,549,083	3,832,477
Restricted Cash	1,642,038	1,449,825
Receivable from Affiliate	3,252,740	1,489,814
Other Assets, Net	3,611,449	4,552,450
Total Assets	309,171,500	326,507,447
Mortgage Notes Payable	213,822,118	222,820,439
Other Liabilities	3,614,072	3,151,329
Preferred Stock Dividends Payable	1,667,612	1,667,197
Total Shareholders’ Equity	90,067,698	98,868,482

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Selected Hotel Operating Statistics

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Jameson Inns
All Inns:
Occupancy Rate	50.5%	49.6%	54.3%	53.7%
Average Daily Rate	$58.00	$58.66	$58.30	$58.09
REVPAR	$29.27	$29.07	$31.65	$31.18

Signature Inns
All Inns:
Occupancy Rate	33.7%	36.0%	41.6%	41.9%
Average Daily Rate	$62.79	$63.40	$61.40	$63.78
REVPAR	$21.17	$22.80	$25.55	$26.72

Combined Brands
All Inns:
Occupancy Rate	44.7%	44.7%	49.9%	49.5%
Average Daily Rate	$59.26	$60.02	$59.20	$59.81
REVPAR	$26.46	$26.83	$29.53	$29.59

“All Inns” refers to our Inns, which were operating at anytime during each period, including sold hotels up to the date of sale.

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